Exhibit 31.4

Section 302 Certification of Chief Executive Officer

I, Todd Weintraub, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Hill International, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022	/s/ Todd Weintraub
Todd Weintraub
Senior Vice President and Chief Financial Officer